EXHIBIT 10.44

                                                                  EXECUTION COPY

                                    AGREEMENT

      This Agreement (the "Agreement") is made as of December 22, 2004 (the "Effective Date") among PEAK ENTERTAINMENT HOLDINGS, INC., with an address at Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire DE45 1DL, England, and PEAK ENTERTAINMENT LTD., with an address at Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire DE45 1DL, England,, (together, "Peak") and MORRISON ENTERTAINMENT GROUP, INC. ("MEG"), with an address at 1334 Parkview Avenue, Suite 300, Manhattan Beach, California 90266, U.S.A.

      WHEREAS, MEG and Peak Entertainment Ltd. were parties to the In My Pocket License Agreement dated February 25, 2002, as such agreement was amended (the "IMP License"), which was terminated as of November 30, 2003; and

      WHEREAS, MEG, Peak Entertainment Ltd., and Mr. and Mrs. Wilfred Shorrocks were parties to the Monster In My Pocket License Agreement (the "MIMP License") dated March 9, 2004, which contained a license to certain intellectual property in the MONSTER IN MY POCKET and other boys' IN MY POCKET trademarks, concepts, products, designs and/or inventions, for which neither the license nor the MIMP License became effective; and

      WHEREAS, in connection with the development of a television series and toy products, Peak has entered into the license agreements with the Peak Licensees (as defined below) granting rights related to the Peak Toy Series (as defined below); and

      WHEREAS, the parties wish to clarify their rights in connection with certain intellectual property owned by MEG;

      NOW THEREFORE, in consideration of the foregoing promises, the covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Definitions.

      a. "Character Options" shall mean Character Options Limited with an address of 86-88 Combe Road, New Malden, Surrey, KT3 4QS, England.

      b. "Character Options Toy Series" shall mean PVC articulated toy figures no less than seven and one-half (7.5) centimeters tall, and associated vehicles and playsets to the scale of such figures, produced by Character Options, as the existing range is set forth in Schedule F and any additional figures Character Options adds to such existing range.

      c. "Licensee Letter Agreement" shall mean the letter agreement in the form set forth in Schedule D.

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      d. "MEG IP" shall mean all patents, trademarks, copyrights, and all other intellectual property rights, and all registrations and applications for any of the foregoing, anywhere in the world, in and to the MONSTER IN MY POCKET and IN MY POCKET products, concepts, design, trade dress, storylines, characters, backgrounds, and/or inventions, including without limitation, the MEG Trademarks, and all goodwill associated with any of the foregoing.

      e. "MEG Trademarks" shall mean the trademarks MONSTER IN MY POCKET and IN MY POCKET, whether alone or in combination with other words and/or designs, and all logos, stylizations, slogans, or taglines used or held for use in connection with the MONSTER IN MY POCKET and IN MY POCKET products, concepts, design, trade dress, storylines, characters, backgrounds, and/or inventions, and all registrations, applications, and renewals in connection with any of the foregoing, owned or licensed by MEG anywhere throughout the world, and all derivations, combinations, and translations thereof, and all goodwill associated therewith.

      f. "Peak IP" shall mean all patents, trademarks, copyrights, and all other intellectual property rights, and all registrations and applications for any of the foregoing, anywhere in the world, in and to the MONSTER QUEST Peak Toy Series products, concepts, design, trade dress, storylines, characters, backgrounds, and/or inventions, including without limitation, the Peak Trademarks, and all goodwill associated with any of the foregoing, exclusive in all cases of any MEG IP.

      g. "Peak Licensees" shall mean each MONSTER IN MY POCKET and Monster Quest licensee of Peak identified in Schedule C hereto, with addresses as set forth in Schedule C hereto.

      h. "Peak Toy Series" shall mean the concepts, products, designs, and/or inventions in the toy products described in Schedule A and the television series developed by Peak and its licensees as described in Schedule B, in each case as exist as of the Effective Date.

      i. "Retail and Premium Markets" shall mean toy figures marketed, sold, or offered for sale in retail shops, websites, or other venues, or used by any third party as a free item or added value premium product as part of a promotional marketing campaign.

2.    Acknowledgement.

      a. Peak acknowledges and agrees that it has no rights to use, or develop any products based on, any MEG IP. Without limiting the foregoing, Peak acknowledges and agrees that it has no right to, and shall not, directly or indirectly: (i) use the MEG Trademarks, or any trademark or service mark confusingly similar thereto, (including without limitation, for the avoidance of doubt, any logo or stylization which is the same as or similar to any logo or stylization used in connection with the "Monster In My Pocket" or "In My Pocket" products) in connection with the Peak Toy Series or otherwise, and shall only use the name "Monster Quest" and logo set forth in Schedule E hereto (together, the "Peak Trademarks") in connection with the Peak Toy Series; (ii) except with respect to the Character Options Toy Series (which right shall not be transferable (whether by assignment, stock sale, asset sale, merger, operation of law or otherwise) or sublicenseable by Peak or Character Options and shall be personal to Character Options), develop, promote, manufacture, market, sell, or offer to sell to Retail and Premium Markets or otherwise whether itself or through third parties, (A) miniature figures that are less than or equal to eight (8) centimeters tall, or (B) accessory products scaled to the size of figures that are less than or equal to eight (8) centimeters tall in connection with the Peak Toy Series or otherwise provided that, for the avoidance of doubt, nothing in this Agreement shall be construed to prevent Peak from making miniature figures for any of its other concepts, e.g., Faireez, Little Big Feet, Countin' Sheep, Tattoo, The Wumblers and others that clearly have no connection to MEG IP; and (iii) use or otherwise exploit any MEG IP in connection with any products (including without limitation any figures, accessory products, television series, film series, or games) whether in connection with the Peak Toy Series or otherwise, or otherwise associate the Peak Toy Series with the MEG IP.

      b. MEG acknowledges and agrees that it has no rights to use, or develop any products based on, Peak IP.

      c. For the avoidance of doubt, nothing in this Agreement shall be construed as granting Peak or any Peak Licensee any license to use the MEG Trademarks or exploit any MEG IP.

3. Representations, Warranties, and Covenants. Peak represents and warrants and further covenants as follows:

      a. Except for the Peak Licensees, Peak has not granted or purported to grant any rights relating to the MEG IP to any third parties.

      b. As of the Effective Date, Peak has removed all uses of the MEG Trademarks from its website "www.peakentertainment.co.uk." Within the earlier of thirty (30) days following the Effective Date or prior to the first time any product or broadcast included in the Peak Toy Series has been sold or offered for sale to a customer or potential customer, or otherwise advertised, marketed, or promoted, Peak will remove all other uses of any MEG Trademarks from its advertising, promotional materials, and websites, whether for the Peak Toy Series or otherwise, and will provide evidence of compliance to MEG suitable to MEG at its sole discretion.

      c. Peak agrees that, within 30 days following the Effective Date, it will deliver to MEG all copies of any material embodying or containing the MEG IP or bearing any MEG Trademark, including without limitation all CDs, designs, specifications, and any other materials, and represents that it has retained no copies of such material, whether digitally or otherwise.

      d. Peak has not disclosed to any third party any confidential information of MEG except pursuant to an enforceable written obligation of confidentiality.

      e. As of the Effective Date, Peak has notified the Peak Licensees that Peak does not own any rights in any toys, characters, storylines, or brands relating to the MEG IP. Within thirty (30) days of the Effective Date, Peak will obtain three executed copies of a Licensee Letter Agreement from each Peak Licensee and will provide to MEG one original executed copy of each Licensee Letter Agreement for each Peak Licensee.

4. Ownership of Proprietary Rights; Notice.

      a. Peak acknowledges and agrees that as between Peak and MEG, MEG solely owns all MEG IP. Peak shall not at any time do or suffer to be done any act which would impair or diminish MEG's proprietary rights in or to the MEG IP or interfere with MEG's exercise of any of its rights in the MEG IP. Peak shall not use or register any trademarks, service marks or business names for use on any goods or services which trademarks, service marks or business names would be confusingly similar to any of the MEG Trademarks or MEG IP or to any other trademark, service mark or business name now in use by MEG on any goods or services, nor apply for any patents or copyright registrations for any products, concepts, design, trade dress, storylines, characters, backgrounds, and/or inventions arising out of, or similar to, the MEG IP, nor use any products, concepts, design, trade dress, storylines, characters, backgrounds, and/or inventions that would infringe MEG's rights in the MEG IP. Peak understands that it has, and acquires, no right, title, or interest in the MEG IP. If MEG wishes to register the MEG IP or otherwise maintain, preserve, or enforce its rights in the MEG IP in any jurisdiction, Peak shall cooperate in any such registration or enforcement action.

5. Infringement. Peak shall promptly notify MEG in writing of any actual or suspected infringement of the MEG IP by a third party of which it becomes aware and of any available evidence thereof. Peak shall cooperate with MEG's efforts to investigate, terminate, and recover damages for any actual or suspected infringement of the MEG IP.

6. Confidentiality. Peak agrees that it shall not disclose any confidential information contained in the MEG IP to which they previously had access to any person or entity. The obligations of Peak specified in this Section 6 shall not apply, and Peak shall have no further obligations, with respect to any confidential information to the extent that such confidential information is (i) generally known to the public at the time of disclosure; (ii) becomes generally known without Peak violating any confidentiality obligations owed to MEG; or
(iii) is disclosed by MEG to a third party without any obligation of confidentiality. In the event that Peak is requested or required by a governmental entity (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the information subject to Section 6, it is agreed that Peak will provide MEG with prompt notice of each such request so that MEG may seek an appropriate protective order or other appropriate remedy and Peak will reasonably cooperate with MEG, at MEG's expense, to obtain such protective order or other remedy. In the event that such protective order or other remedy is not sought or obtained within a reasonable time under the circumstances, Peak may furnish only that portion of the information which it is legally compelled to disclose or advised by legal counsel to disclose and will use its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any information so furnished.

7. Assignment. Neither party may grant, assign, convey, or transfer any of their rights or obligations under this Agreement to any person without the prior written approval of the other party, which approval shall not be unreasonably withheld, and, in the event of a permitted assignment, the assigning party shall remain responsible under, and continue to be bound by, the terms of this Agreement. Any other purported grant, assignment, conveyance or transfer shall be null and void and of no force or effect whatsoever. Notwithstanding the foregoing, each party may assign this Agreement, and its rights and obligations hereunder, to an affiliate or to a successor of all or substantially all (including but not limited to 50%) of its assets (whether by stock sale, asset sale, merger, consolidation, operation of law or otherwise) without the other party's prior consent. Peak acknowledges and agrees that it consents to the proposed transaction by and between MEG and Corinthian plc. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective permitted successors and permitted assigns.

8. Term; Termination and Effect Thereof.

      a. This Agreement shall commence on the Effective Date and shall remain in effect in perpetuity.

      b. Sections 1, 4, 6, 7, 8(b), 9-21 of this Agreement shall survive any termination of this Agreement.

9. Injunctive Relief. Peak agrees that violation of the provisions of this Agreement, including but not limited to Sections 2 and 4 above, would cause irreparable harm to MEG not adequately compensable by monetary damages. In addition to other relief available to MEG, it is agreed that the grant of immediate injunctive and other equitable relief shall be available to MEG in the event of such violation without necessity of posting bond or showing actual money damages to prevent any actual or threatened violations of the provisions of this Agreement. MEG agrees that violation of its obligations under this Agreement would cause irreparable harm to Peak not adequately compensable by monetary damages. In addition to other relief available to Peak, it is agreed that the grant of immediate injunctive and other equitable relief shall be available to Peak in the event of such violation without necessity of posting board or showing actual money damages to prevent any actual or threatened violations of its obligations under this Agreement.

10. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express or DHL); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent as indicated below:

         If to MEG:

                  Morrison Entertainment Group, Inc.
                  1334 Parkview Avenue
                  Suite 300
                  Manhattan Beach, CA 90266
                  U.S.A.
                  Attention:        Joe Morrison
                  Facsimile:

         With copies to:

                  Fried Frank Harris Shriver & Jacobson LLP
                  1 New York Plaza
                  New York, NY 10004
                  Attention:        Warren de Wied, Esq.
                  Facsimile:        212-859-8587

         If to Peak:

                  Peak Entertainment Holdings, Inc.
                  Bagshaw Hall, Bagshaw Hill
                  Bakewell, Derbyshire
                  DE45 1DL, England
                  Attention:        Wilf Shorrocks
                                    Paula Shorrocks
                  Facsimile:        44(0)1629 813 539


                  Peak Entertainment Ltd.
                  Bagshaw Hall, Bagshaw Hill
                  Bakewell, Derbyshire
                  DE45 1DL, England
                  Attention:        Wilf Shorrocks
                                    Paula Shorrocks
                  Facsimile:        44(0) 1629 813 539

         With copies to:

                  [Attorney]

                  ============================
                  Attention:        ________________
                  Facsimile:

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

11. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to its choice of law provisions).

12. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein or on the grounds of forum non conveniens. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world by serving copies on the persons required by the notice provisions hereof (i) by overnight courier, postage prepaid, or by hand, (ii) with a copy by facsimile transmission. Peak agrees that any judgment obtained against it in any court in the United States shall be valid and enforceable against Peak in the United Kingdom and that Peak shall not contest the validity or enforcement of such judgment based on the fact that such judgment was signed or rendered by a court in the United States.

13. Entire Agreement; Amendments; Waiver. This Agreement, including the Schedules hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings negotiations and discussions, whether oral or written, of Peak, and MEG with respect thereto, including the IMP License and the MIMP License. Peak acknowledges that the IMP License was terminated as of November 30, 2003, that the MIMP License was never effective and is of no force and effect, and that MEG owes no obligations to Peak under either the IMP License or the MIMP License, whether such obligations were intended to survive the termination of such agreements but, for the avoidance of doubt, Peak shall be obligated to comply with any of Peak's obligations that were intended to survive termination of the IMP License. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.

14. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Further Assurances. Subject to the specific terms of this Agreement, each party shall make, execute, acknowledge and deliver such other instruments and documents and take such other actions as may be reasonably required in order to effectuate the purposes of this Agreement.

16. Relationship of the Parties. This Agreement does not create a partnership or joint venture between the parties hereto, and does not make either party the employee, agent, or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party.

17. Taxes and Expenses. Each party shall responsible for its own taxes in connection with this Agreement. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect

18. Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in the event any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions unless such construction would be unreasonable.

19. Publicity. Except as expressly permitted by this Agreement, no party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without prior written approval of the other party, which approval shall not be unreasonably withheld, or as may be required by regulation (in which case, the nature of the statement shall be described to the other party prior to dissemination to the public).

20. No Third-Party Beneficiary. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions. The parties specifically disavow any desire or intention to create any third party beneficiary hereunder, and specifically declare that no person or entity, except for the parties and their successors, shall have any right hereunder nor any right of enforcement hereof.

21. Representation of Counsel; Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm's length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

[Remainder of Page Intentionally Left Blank]

      IN WITNESS THEREOF, the parties have executed this Agreement as of the Effective Date.

PEAK ENTERTAINMENT HOLDINGS, INC.

By:      /s/                                     Date:  December         , 2004
   -------------------------------------                         --------
         Wilf Shorrocks, President

PEAK ENTERTAINMENT LTD.

By:      /s/                                     Date:  December, 2004
   -------------------------------------
         Phil Ogden, Managing Director


         /s/                                     Date:  December, 2004
----------------------------------------
WILF SHORROCKS, an individual

         /s/                                     Date:  December, 2004
----------------------------------------
MRS. WILF SHORROCKS, an individual



MORRISON ENTERTAINMENT GROUP, INC.

By:      /s/                                     Date:  December 22, 2004
   -------------------------------------
         Name:    Joe Morrison
         Title:   President

                                   SCHEDULE A

              Toy Products Under Development in the Peak Toy Series

The Character Options Toy Series

                                   SCHEDULE B

           Television Series Under Development in the Peak Toy Series

See attached Monster Quest Production Bible V.2.22.

                                   SCHEDULE C

                                 Peak Licensees

o Character Options Ltd, with an address at 86-88 Coombe Road, New Malden, Surrey KT3 4QS, England;

o Radica U.K. Ltd. with an address at The Old Stables, Munn Farm, Cole Green, Herts SG14 2NL England;

o     VCI Group PLC, with and address at 76 Dean Street, London W1D 3SQ,
      England; and

o GMTV with an address at The London Television Centre, Upper Ground, London SE1 9T, England.

                                   SCHEDULE D

                           Licensee Letter Agreements

See attached form Licensee Letter Agreement.

                                 [Licensee Name]

                  [Licensee's own Letter Heading with address]

Morrison Entertainment Group, Inc.
[address]
Attention:        _____________

Dear __________________:

The undersigned is ________ [name], _______________ [title] of ____________
[licensee name] and, as such, is authorized to sign on behalf of ______________ [licensee name].

This letter confirms that License Agreement No. ___ dated ________ by and between ________ [licensee name] and Peak Entertainment Ltd. ("Peak") in relation to "Monster In My Pocket - the Quest" has been terminated, and such agreement has been replaced by License Agreement No. ___ dated ________ by and between ________ and Peak which grants certain rights to the brand "Monster Quest" only. For the avoidance of doubt, [licensee name] has been notified that Peak and its affiliates have no rights in the brand "Monster in My Pocket," the brand "In My Pocket," related logos, or any intellectual property owned by Monster Entertainment Group, Inc. relating to such brands and logos, and related series (collectively, the "MEG IP"). [Licensee name] further acknowledges that [licensee name] has no rights in the brand "Monster in My Pocket," the brand "In My Pocket," related logos, or any intellectual property owned by Monster Entertainment Group, Inc. relating to such brands and logos, and related series, that [licensee name] has removed all uses of the "Monster In My Pocket" and "In My Pocket" brands (such as all uses on advertising and promotional material, websites, or inserts), and that [licensee name] will not produce figures less than or equal to eight (8) centimeters tall [Character Options: less than seven and one-half (7.5) centimeters tall] or accessory products scaled to figures of that size. [Licensee name] further confirms that ___________ [licensee name] has returned all, and has not retained any copies of, materials embodying any MEG IP.

Signed,

[Licensee Name]

By:      ____________________________        Date:    ________________________
         Name:    ___________________
         Title:   ___________________

[Notarization]

                                   SCHEDULE E

                               Permitted Peak Logo

                                    [Logo of

                                 MONSTER QUEST]

                                   SCHEDULE F

                          Character Options Toy Series

See attached pictures of toy figures.

                            [Images of toy figures.]